Exhibit 99.1
Contacts:

Bernd Leger NaviSite, Inc. 978.946.8615 pr@navisite.com	Darlene Doyle Lois Paul & Partners 781.782.5868 darlene_doyle@lpp.com
NaviSite Reports Fourth Quarter and Fiscal Year 2005 Results
NaviSite Closes Fiscal Year 2005 with Record EBITDA of $10.9M, a 130% Year-over-Year Increase;
$3.6M in Positive Cash Flow; Significant Reduction in Fourth Quarter Net Loss to $1.5M
Andover, Mass. October 25, 2005 - NaviSite, Inc. (Nasdaq SC: NAVI), a leading provider of IT hosting, outsourcing and professional services for mid- to large-sized organizations, today reported financial results for its fourth quarter and fiscal year 2005, which ended July 31, 2005.
NaviSite recorded $3.8 million of positive EBITDA, excluding impairment and other one-time charges for the fourth quarter of fiscal year 2005, which marked the Company’s eighth consecutive quarter of positive EBITDA, increasing from $3.3 million in the third fiscal quarter of 2005, $2.6 million in the second fiscal quarter of 2005 and $1.3 million in the first fiscal quarter of 2005. NaviSite’s EBITDA, excluding impairment and other one-time charges, for the same period last year was $0.1 million. The Company completed fiscal year 2005 with $10.9 million in EBITDA, excluding impairment and one-time charges, compared to $4.7 million for fiscal year 2004, a 130% increase. The Company decreased its net loss to $1.5 million for the fourth quarter of fiscal year 2005, as compared with a net loss of $11.5 million for the same quarter of fiscal year 2004.
Fourth Quarter and Fiscal Year Financial Results
Revenue for the fourth quarter of fiscal year 2005 was $25.8 million, compared to $25.2 million for the fourth quarter of fiscal year 2004. Sequentially, as compared to the third quarter of fiscal year 2005,

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

revenue declined 3.7%. Revenue for fiscal year 2005 was $109.9 million, a 21% increase over revenue of $91.2 million in fiscal year 2004. NaviSite generated gross profit of $7.9 million for the fourth quarter of fiscal year 2005, or 31% of revenue, compared to $5.4 million, or 22% of revenue, for the same fiscal quarter of 2004. The Company closed fiscal year 2005 with gross profit of $29.3 million, or 27% of revenue, compared to $21.9 million, or 24% of revenue, in fiscal year 2004.
NaviSite generated positive cash flow during the fourth quarter of fiscal year 2005, ending with $6.8 million of cash at July 31, 2005, an increase of $5.3 million from the end of the third quarter of fiscal year 2005. The Company attributes this increase in cash during the fourth quarter to the sale of the Microsoft Business Solutions practice and the positive cash flow from operations during the quarter.
The Company reported a net loss of $1.5 million, or $0.05 per share, for the fourth quarter of fiscal year 2005, as compared with a net loss of $11.5 million, or $0.43 per share, for the same quarter of fiscal year 2004. Net loss for fiscal year 2005 was $15.7 million, as compared with a net loss of $21.4 million for fiscal year 2004. Net loss per share decreased to $0.56 for fiscal year 2005, as compared with a net loss per share of $0.85 for fiscal year 2004. The Company continued to increase its cost efficiencies as demonstrated in the decreased net loss and net loss per share.
“We are pleased to mark record EBITDA for both the quarter and the year,” said Arthur Becker, CEO, NaviSite. “Our focus in 2005 was to complete the integration of the prior acquisitions and to position ourselves for significant revenue growth as we enter fiscal year 2006. We’ve structured our business units to drive revenue growth in each of the focus areas of Hosting Services, Outsourcing Services and Professional Services and invested in strategic hires to fulfill this strategy. We project revenue for the first quarter of fiscal year 2006 to be between $25.1 and $25.5 million, which represents growth of 2% over Q4 2005, excluding the impact of the sale of our Microsoft Business Solutions practice. Despite projected revenue growth in the first quarter of 2006, EBITDA, excluding impairment and one-time charges, is projected to be between $2.6 and $3.0 million for the first quarter of fiscal year 2006, reflecting the planned investments in key hires for professional services to drive revenue and EBITDA in subsequent quarters.”
Key Highlights for the Fourth Quarter and Fiscal Year 2005
NaviSite has structured its business units to focus on key growth markets which include NaviSite Hosting Services, NaviSite Outsourcing Services and NaviSite Professional Services. To support these

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

business units, NaviSite made a number of strategic hires in the fourth quarter of fiscal year 2005 including Nasir Cochinwala as Senior Vice President of Professional Services, who has already begun building his team and gaining revenue traction in both PeopleSoft Enterprise and Oracle eBusiness Suite accounts. Sumeet Sabharwal, Senior Vice President of Outsourcing Services, was hired in the second quarter of fiscal year 2005, to lead NaviSite’s Outsourcing Services business unit and to expand NaviSite’s global delivery capability. Mark Clayman, Senior Vice President of Hosting Services, continues to be responsible for providing managed hosting, collocation and application management services and now also has responsibility for the product development, marketing and sales for this practice.
Also in the quarter, NaviSite sold its New England-based Microsoft Business Solutions software resell and professional services practice in July 2005 for approximately $3.5 million to its long-time partner Navint Consulting, LLC. The business recorded annual revenue of approximately $4.0 million, and the divestiture was EBITDA neutral. The sale of this regionally-focused value added reseller (VAR) is consistent with NaviSite’s core focus on its application outsourcing and managed service offerings for Oracle, Microsoft and Siebel applications. NaviSite, a Microsoft Gold Certified Partner, maintains its nationwide Microsoft hosting practice ensuring end-to-end service offerings to Microsoft customers.
NaviSite also continued to grow its global footprint by ending fiscal year 2005 with more than 60 employees in its NaviSite India Private Limited office, located in Gurgaon, outside of New Delhi, India. NaviSite opened the office in January 2005 as an extension of the Company’s global delivery platform which provides a component of the support for its customers in the U.S. and Europe. During the fourth quarter of fiscal year 2005, NaviSite moved into its permanent offices in Gurgaon. The Company is committed to the continued expansion of its India operations, highlighting application implementation and management support as the next phase of this expansion.
Key highlights for the fourth quarter of fiscal year 2005 include:
Overall, the Company recorded revenue during the fourth quarter of fiscal year 2005 with approximately 910 hosted customers. Of these 910 customers, 21 were also active NaviSite professional services customers. The Company had approximately 168 additional professional services and software licensing customers – mainly through its Microsoft Business Solutions practice — that were active during the fourth quarter and that did not have any form of hosting contracts. Highlights for the quarter include:
•	Signed 52 new hosted customers in the fourth quarter of 2005.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

•	Reduced revenue from customer churn, excluding major accounts, to 1.1% per month, from 2.7% per month in the third fiscal quarter.

•	Launched its enhanced NaviView™ Customer Service Portal with features to dramatically improve the customer’s experience and provide greater control over the management of hosted applications, including an optimized user interface, remote monitoring, ePayment and eBilling capabilities.
In addition, NaviSite highlights for the fiscal year 2005 include:
•	Successfully completed a SAS 70 (Statement on Auditing Standards No. 70) Type II audit, receiving an unqualified opinion report. Successful completion of SAS 70 Type II audit indicates that NaviSite’s processes, procedures and general controls have been formally reviewed. The systems and processes evaluated in the audit include security monitoring, change management, problem management, backup and environmental controls and logical and physical access, relating to external customer environments.

•	Favorably resolved a number of material litigation matters.

•	Finalized the net working capital adjustment with Surebridge, Inc. (now known as Waythere, Inc.) which resulted in an approximate $3.1 million reduction to the outstanding principal balance of the outstanding promissory notes payable to Waythere.

•	Received recognition by several leading industry publications, including:
•	VARBusiness 500 for the sixth consecutive year and “Outstanding Growth and Performance in the Manufacturing Vertical”

•	NetworkWorld’s “One of the Network 200 World 200 – The Biggest Network Companies”

•	HostReview’s “Top 10 Web Hosting companies for 2005”

•	ASPNews’ “Top 25 Enablers”

•	Boston Business Journal’s “Area’s Fasting Growing Companies,” “One of Massachusetts Top 150 Public Companies,” and “One of the Area’s Largest Technology Employers”
•	Signed a marketing agreement with Jamcracker to jointly promote Software-as-a-Service solutions.

•	Unveiled a number of new products including:
•	Shared Storage Area Network (SAN), a cost-effective, fully-configurable storage solution for servers located in the NaviSite Andover and San Jose data centers.

•	A cost-effective shared backup solution.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

•	NaviSite InSync Productization, a content distribution network of servers that allows for quick, efficient and guaranteed synchronization of all files within a content distribution network.
Conference Call Scheduled for October 26, 2005
NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite’s fourth quarter and fiscal year 2005 financial results at 9:00 a.m. Eastern Time on Wednesday, October 26, 2005.
Call In #: 866-383-8008 (International: 617-597-5341)

Enter PIN#: 48248276
Dial In Replay: 888-286-8010 (International: 617-801-6888); http://www.navisite.com/earningscalls
Enter PIN #: 15113470
Available 30 minutes following the conclusion of the call and archived through October 26, 2006.
EBITDA
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. The Company also excludes impairment and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the first quarter of fiscal year 2006 is also included in this release.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

About NaviSite
NaviSite provides IT hosting, outsourcing and professional services for mid- to large-sized organizations. Leveraging a proven set of technologies and extensive subject matter expertise, we deliver cost-effective, flexible solutions that provide responsive and predictable levels of service for our clients’ businesses. Over 900 companies across a variety of industries rely on NaviSite to build, implement and manage their mission-critical systems and applications. NaviSite is a trusted advisor committed to ensuring the long-term success of our customers’ business applications and technology strategies. NaviSite has 15 state-of-the-art data centers and eight major office locations across the U.S., U.K. and India. For more information, please visit www.navisite.com.
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This release contains forward-looking statements, which address a variety of subjects including, the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected success and performance of NaviSite’s product and service offerings, NaviSite’s strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including those as to expected EBITDA and revenue, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to certain creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2005 AND 2004
EBITDA Summaries

Net loss, as reported	$(1,493)	$(11,536)
Depreciation	2,258	2,204
Interest expense, net	1,757	1,235
Taxes	286	1
Amortization	1,341	1,179
Non-cash compensation	191	186

EBITDA	4,340	(6,731)
Impairments	1,574	3,962
Avasta arbitration settlement	—	2,482
Severance and acquisition migration costs	86	389
Sale of MBS practice and legal settlements	(2,229)	—

EBITDA, excluding impairments, Avasta arbitration settlement, severance and acquisition migration costs and sale of MBS practice and legal settlements	$3,771	$102

	For the Fiscal Year Ended
	July 31, 2005	July 31, 2004
	Unaudited
	(in thousands)
Net loss, as reported	$(15,734)	$(21,354)
Depreciation	9,072	9,106
Interest expense, net	7,529	3,055
Taxes	1,338	1
Amortization	5,612	3,792
Non-cash compensation	769	473

EBITDA	8,586	(4,927)
Impairments	3,046	6,203
Avasta arbitration settlement	(173)	2,482
Severance and acquisition migration costs	1,624	959
Sale of MBS practice and legal settlements	(2,229)	—

EBITDA, excluding impairments, Avasta arbitration settlement, severance and acquisition migration costs and sale of MBS practice and legal settlements	$10,854	$4,717

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2005 AND 2004
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Fiscal Year Ended
	July 31, 2005	July 31, 2004	July 31, 2005	July 31, 2004
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)
Revenue	$25,762	$25,151	$109,731	$91,126
Revenue, related parties	30	34	132	46

Total revenue	25,792	25,185	109,863	91,172

Cost of revenue	17,892	19,480	80,227	68,379
Impairment, restructuring and other	(32)	284	383	917

Total cost of revenue	17,860	19,764	80,610	69,296

Gross profit	7,932	5,421	29,253	21,876

Operating expense:
Operating expense	8,397	12,400	36,243	35,356
Impairment, restructuring and other	1,605	3,678	2,662	5,286

Total operating expenses	10,002	16,078	38,905	40,642

Loss from operations	(2,070)	(10,657)	(9,652)	(18,766)
Other income (expense):
Interest income	12	11	61	126
Interest expense	(1,769)	(1,246)	(7,590)	(3,181)
Other income (expense), net	2,620	357	2,785	468

Loss before income tax expense	(1,207)	(11,535)	(14,396)	(21,353)
Income tax expense	(286)	(1)	(1,338)	(1)

Net loss	$(1,493)	$(11,536)	$(15,734)	$(21,354)

Basic and diluted net loss per common share	$(0.05)	$(0.43)	$(0.56)	$(0.85)

Basic and diluted weighted average number of common shares outstanding	28,481	26,576	28,202	25,160

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2005 AND 2004
Condensed Consolidated Balance Sheets

	July 31, 2005	July 31, 2004
	Unaudited
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$6,816	$3,195
Accounts receivable, less allowance for doubtful accounts of $2,887 at July 31, 2005 and $2,498 at July 31, 2004	10,688	16,584
Due from related party	101	101
Prepaid expenses and other current assets	3,169	5,967

Total current assets	20,774	25,847
Non-current assets	80,403	98,017

Total assets	$101,177	$123,864

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts receivable financing line, net	$20,347	$20,240
Notes payable, current portion	1,145	1,551
Notes payable to Waythere, Inc.(Surebridge), current portion	35,361	—
Notes payable to AppliedTheory Estate, current portion	6,000	—
Note payable to related party	3,000	3,000
Capital lease obligations, current portion	1,259	2,921
Accounts payable	8,122	8,285
Accrued expenses, deferred revenue, deferred other income and customer deposits	22,750	26,561

Total current liabilities	97,984	62,558
Total non-current liabilities	5,515	50,224

Total liabilities	103,499	112,782
Total stockholders’ equity (deficit)	(2,322)	11,082

Total liabilities and stockholders’ equity (deficit)	$101,177	$123,864

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES – FOURTH QUARTER AND FISCAL YEAR 2005 AND 2004
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	July 31, 2005	July 31, 2004
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$4,007	$(1,907)
Net cash provided by (used for) investing activities	1,965	(2,435)
Net cash used for financing activities	(722)	(93)

Net increase (decrease) in cash	5,250	(4,435)
Cash and cash equivalents, beginning of period	1,566	7,630

Cash and cash equivalents, end of period	$6,816	$3,195

	For the Fiscal Year Ended
	July 31, 2005	July 31, 2004
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$6,604	$(4,646)
Net cash used for investing activities	(907)	(4,168)
Net cash provided by (used for) financing activities	(2,076)	8,147

Net increase (decrease) in cash	3,621	(667)
Cash and cash equivalents, beginning of period	3,195	3,862

Cash and cash equivalents, end of period	$6,816	$3,195

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — FOURTH QUARTER AND FISCAL YEAR 2005 AND 2004
Reconciliations of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	October 31, 2005
	Range Low	Range High
	(In thousands)
Expected Net loss	$(3,782)	$(3,382)
Expected Depreciation	1,778	1,778
Expected Interest expense, net	1,914	1,914
Expected Taxes	269	269
Expected Amortization of intangible assets	1,239	1,239
Expected Non-cash compensation	1,182	1,182

Expected EBITDA	$2,600	$3,000

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA